UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

Lyondell Chemical Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Employee Meetings
July 2007

Forward-Looking Statements
The statements in this presentation relating to matters that are not historical facts are forward-looking statements. Such statements include, but are not limited to, statements about the benefits of the proposed transaction between Lyondell and Basell, including the parties' plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Lyondell's and Basell's respective managements and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. The following factors, among others, could affect the proposed transaction and the anticipated results: approval by Lyondell's shareholders and the receipt of foreign competition law clearances. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Lyondell Annual Report on Form 10-K for the year ended December 31, 2006 and
Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and the Lyondell Current Report on Form 8-K
filed on May 21, 2007.
Additional Information and Where to Find It
In connection with the solicitation of proxies by Lyondell Chemical Company (the “Company”) with respect to the meeting of its stockholders to be called with respect to the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS OF THE COMPANY ARE ADVISED TO
READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO THE STOCKHOLDERS
BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain a free-of-charge copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s web site at
http://www.sec.gov. Stockholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail to Lyondell Chemical Company, Investor Relations,
1221 McKinney Street, Suite 700, Houston, Texas 77010, telephone (713) 309-4590, or from the Company’s website at
www.lyondell.com.
The Company and certain of its directors and executive officers may, under the rules of the SEC, be deemed to be
“participants” in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the persons who may be “participants” in the solicitation is set forth in the Company’s proxy statements and annual reports on Form 10-K (including any amendments thereto), previously filed with the SEC, and in the proxy statement relating to the merger and other relevant materials to be filed with the SEC when they become available.

An Exciting Day in the History of Lyondell
Lyondell and Basell have signed an agreement under
which Basell will acquire all outstanding Lyondell shares
for $48 per share, creating one of the world’s largest
chemical companies … a $30+ billion global leader
Thank You!
You’ve done a tremendous job of building a leading
global company and creating value for shareholders
…now let’s continue!

* Combined 2006 revenues would have been approximately $34 billion
Lyondell - Basell Combination
▪

$30 billion+ global leader*
▪

Greater global reach, breadth and balance
▪

Stronger polyolefins technology
▪

Operational Excellence

Agreement Summary
▪

Acquirer:

▪

Total value:

▪

Consideration:
▪

Closing conditions:
▪
Expected close:
▪
Compensation and
▪
Management:
 Basell
 Approximately $19 billion
 $48 per share
Lyondell shareholder approval
Regulatory approvals
 Several months
Through Dec 31, 2008 no less favorable in aggregate
 benefits:
Not expecting any significant
changes in the foreseeable future

Who is Basell?
▪

Global leader in polyolefins technology, production and
    marketing (#1 in polypropylene)
▪

2006 revenues of $13 billion
▪

Manufacturing facilities in 19 countries, sales in 120
    countries
▪

Purchased by Access Industries from BASF and Shell in
    2005

Who is Access Industries?
▪

Access is a privately held, U.S. based industrial group
    headed by Len Blavatnik
▪

Industrial focus spans three key sectors: natural resources
    and chemicals; telecommunications and media; and real
    estate
▪

Holdings in basic materials:
▪

Oil and gas
▪

Refining
▪

Chemicals and polymers
▪

Aluminum

Focus on Doing Our Jobs Safely,
Reliably and Efficiently
Path Forward
▪

Regulatory filings
▪

Shareholder vote
▪

Closing within several months
▪

Continue timely communications